Exhibit 5.1

August 21, 2008

Urban Outfitters, Inc.

5000 South Broad Street

Philadelphia, PA 19112-1495

Ladies and Gentlemen:

We have acted as counsel to Urban Outfitters, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to 10,000,000 common shares of the Company, par value $.000l per share (the “Common Shares”), issuable pursuant to the Urban Outfitters 2008 Stock Incentive Plan (the “Plan”).

In that connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Articles of Incorporation and By-laws, each as amended through the date hereof, resolutions of the Company’s Board of Directors, the Plan, and such other documents and corporate records relating to the Company and the issuance of the Common Shares as we have deemed appropriate. In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies, and the accuracy and completeness of all corporate records and other information the Company made available to us.

Based upon the foregoing, we are of the opinion that upon the issuance of the Common Shares by the Company in accordance with the terms of the Plan, the Common Shares will be validly issued, fully paid, and nonassessable.

We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States and the Business Corporation Law of the Commonwealth of Pennsylvania.

Please be advised that Harry S. Cherken, Jr., a director of the Company, is a partner in our firm.

Urban Outfitters, Inc.

August 22, 2008

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Interests of Named Experts and Counsel” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Drinker Biddle & Reath LLP